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                                                                    Exhibit 19.4


                            CERTIFICATE OF SECRETARY
                                       OF
                         NICHOLAS-APPLEGATE MUTUAL FUNDS




       The undersigned hereby certifies as follows:

       1. He is the duly elected and acting Secretary of Nicholas-Applegate Mutual Funds and Nicholas-Applegate Investment Trust, Delaware business trusts (each a "Trust").

       2. The following resolutions were duly adopted by the Board of Trustees of each Trust on August 16, 1996, and are in full force and effect.

       RESOLVED, in accordance with Rule 482(b) under the Securities Act of 1933, E. Blake Moore, Jr., Charles Field and each of them, are hereby authorized to sign the Registration Statement of the Trust on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, and any or all amendments thereto, on behalf of John D. Wylie, pursuant to the Limited Power of Attorney granted by John D. Wylie to them dated August 16, 1996 and any such signature is hereby authorized, approved and ratified.


       IN WITNESS WHEREOF, the undersigned has executed this Certificate.


Dated: October 22, 1996


                                   s/ E. Blake Moore, Jr.
                                   ---------------------------
                                   Secretary